                                                                    Exhibit 99.3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11-K

                                   (Mark One)

[X]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                   For the fiscal year ended December 31, 2002

                                       OR

[ ]     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                                  EXCHANGE ACT OF 1934

         For the transition period from _________________to_____________

                         Commission file number 0-14365

A.       Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                ATGI 401(K) PLAN

B.       Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         ALPHA TECHNOLOGIES GROUP, INC.
                       11990 San Vincente Blvd., Suite 350
                              Los Angeles, CA 90049

REQUIRED INFORMATION

Item 1. The audited statements of financial condition (Statements of Net Assets Available for Benefits) as of December 31, 2002 and 2001 are set forth on page F-2.

Item 2. The audited statements of income and changes in plan equity (Statements of Changes in Net Assets Available for Benefits) for the year ended December 31, 2002 are set forth on page F-3.

Item 3. The statements required by Items 1 and 2 were prepared in accordance with the applicable provisions of Article 6A of Regulation S-X (17 CFR 210.6A-01-.6A-05).

Item 4.  Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATGI 401(K) PLAN

                                       By: /s/ James J. Polakiewicz
                                           ---------------------------------
                                           James J. Polakiewicz
                                           Administrator of the Plan

Date: June 27, 2003

                                ATGI 401(k) Plan

                                Table of Contents

                                                                                      Page
                                                                                      ----
Independent Auditors' Report - Deloitte & Touche LLP                                   F-2
Report of Independent Certified Public Accountants - Melton & Melton, L.L.P.           F-3
Statements of Net Assets Available for Benefits                                        F-4
Statement of Changes in Net Assets Available for Benefits                              F-5
Notes to Financial Statements                                                       F-6--F-14

Supplemental Schedule:
Assets (Held at End of Year) as of December 31, 2002                                  F-15
Exhibits                                                                            F-16--F-18

Schedules required under the Employee Retirement Income Security Act of 1974, other than the schedules listed above, are omitted because of the absence of conditions under which they are required.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of the
ATGI 401(k) PLAN

         We have audited the accompanying statement of net assets available for benefits of the ATGI 401(k) Plan as of December 31, 2002 and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002 and the changes in its net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America.

         Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2002 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloite & Touche LLP
Boston, Massachusetts
June 20, 2003

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Trustees of the
ATGI 401(k) PLAN

         We have audited the accompanying statement of net assets available for benefits of the ATGI 401(k) Plan as of December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Melton & Melton, L.L.P.

Houston, Texas
May 17, 2002

                                ATGI 401(k) PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                                    December 31,
                                                                                                2002           2001
                                                                                             -----------    -----------
                                     ASSETS

Investments:
  Alpha Technologies Group, Inc.:
    Common Stock (at market), 189,596 shares
    and 184,631 shares at December 31, 2002
    and 2001, respectively                                                                   $   193,388    $   738,526

  Common/Collective Trusts at market value:
    SSGA Life Solutions Growth Fund                                                               15,394
    SSGA S&P 500 Index Fund                                                                      514,447
    SSGA Stable Value Fund                                                                     3,079,567

  Registered Investment Companies at market value:
    Allianceber Growth and Income Fund                                                           596,320
    Federated Capital Appreciation                                                               613,882
    Putnam International Equity                                                                   35,328
    Alger Midcap Growth                                                                          275,653
    Scudder Small Cap Fund                                                                        12,601
    Dreyfus Lifetime Growth Fund                                                                  24,721
    Dreyfus Lifetime Growth & Income Fund                                                         30,058
    Strong Opportunity Fund                                                                       26,523
    PIMCO Total Return Fund                                                                      311,874
    Franklin Balance Sheet Investments                                                            61,202

  Connecticut General Life Insurance Company
    (a CIGNA company) Separate Account Funds at contract value:
    Guaranteed Short-Term Securities Fund                                                                       267,311
    Guaranteed Long-Term Fund                                                                                 3,141,322

  Connecticut General Life Insurance Company
    (a CIGNA company) Separate Accounts at market value:
    Fidelity Advisor Growth Opportunities Account                                                             1,004,491
    Janus Account                                                                                               963,224
    S&P 500 Index Fund                                                                                          826,261
    PBHG Growth Fund                                                                                            394,019
    American Century Visa Account                                                                               185,714
  Participant loans                                                                              269,273        207,597
                                                                                             -----------    -----------
         Total investments                                                                     6,060,231      7,728,465
                                                                                             -----------    -----------

  Receivables:
    Employer contributions                                                                             -         19,492
    Participant contributions                                                                     18,957         52,456
                                                                                             -----------    -----------
         Total receivables                                                                        18,957         71,948
                                                                                             -----------    -----------
         Total assets                                                                          6,079,188      7,800,413
                                                                                             -----------    -----------
                                   LIABILITIES

  Administrative fees payable

                                                                                                       -          6,601
                                                                                             -----------    -----------
         Total liabilities                                                                             -          6,601
                                                                                             -----------    -----------
         Net assets available for benefits                                                   $ 6,079,188    $ 7,793,812
                                                                                             ===========    ===========

                        See notes to financial statements

                                ATGI 401(k) PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

ADDITIONS TO NET ASSETS:
   Participant contributions                               $   827,603
   Employer contributions                                      180,109
                                                           -----------
                                                             1,007,712

   Interest and dividend income                                 57,111
                                                           -----------
     Total additions                                         1,064,823
                                                           -----------

DEDUCTIONS FROM NET ASSETS:
   Benefit payments                                          1,618,997
   Administrative expenses                                       4,699
   Other                                                         2,203
                                                           -----------
     Total deductions                                        1,625,899
                                                           -----------
Net realized and unrealized depreciation in
 fair market value of investments                           (1,153,548)
                                                           -----------
     Decreases in net assets                                (1,714,624)
                                                           -----------

NET ASSETS AVAILABLE FOR BENEFITS:

   Balance, December 31, 2001                                7,793,812
                                                           -----------

   Balance, December 31, 2002                              $ 6,079,188
                                                           ===========

                        See notes to financial statements

                                ATGI 401 (k) PLAN
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - DESCRIPTION OF THE PLAN

GENERAL

                  The ATGI 401(k) Plan (the "Plan"), for employees of Alpha Technologies Group, Inc. and its subsidiaries (the "Company"), is a defined contribution profit sharing plan, established November 1, 1977. The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete explanation of the Plan's provisions as the Plan document is controlling at all times.

ELIGIBILITY

                  All employees are eligible to participate in the Plan without regard to minimum age or service requirements. The employee must be employed on the following entry dates in order to participate: January 1, April 1, July 1, or October 1.

PARTICIPANT ACCOUNTS

                  The Plan provides that each participant shall direct the investment of all contributions made to their participant account. Participant accounts are valued on a daily basis, and each participant may change their election of investment direction for future contributions on a daily basis. The benefit to which a participant is entitled is based upon the vested value of the participant's account.

DISTRIBUTIONS

                  A participant shall be immediately vested upon death, retirement or termination of employment due to total and permanent disability. Normal retirement age under the Plan is age 59. Upon an employee's termination or retirement, the funds in his or her account are distributed in the form of an annuity, cash or stock.

                  Net assets available for benefits as of December 31, 2001 include amounts pending distribution to participants of $98,686, respectively. There were no amounts pending distribution to participants as of December 31, 2002.

                  If a participant terminates employment prior to normal retirement age for any reason other than death or disability, the participant's interest in Company contributions to the Plan vests as follows:

                                      Percent Of
                                    Non-forfeitable
 Years Of Service                      Interest
 ----------------                   ---------------
Less than one year                         0%
One year                                  20
Two years                                 40
Three years                               60
Four years                                80
Five years                               100

                                ATGI 401(k) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

FORFEITURES

                  After a participant's employment is terminated, any non-vested portion of the participant's account can be used to offset administrative fees and the Company's matching contribution, thus reducing future employer contributions. Forfeitures included in net assets available for benefits at December 31, 2002 and 2001 amounted to $70,415 and $12,986, respectively. During the plan year ended December 31, 2002, the Company used all of the December 31, 2001 forfeiture monies to offset the Company's matching contributions in 2002.

CONTRIBUTIONS

                  The Company's matching contribution is a discretionary amount to be determined in advance each month by the Company. For 2002, the matching contribution was equal to 50 percent of each participant's contribution not to exceed 6 percent of the participant's compensation. The Company may also make an additional discretionary contribution as determined by the Board of Directors. No additional discretionary contribution was made for the year ended December 31, 2002. Each participant's contribution is based upon a percentage of annual compensation determined by the individual and is limited to the lesser of 15 percent of the participant's compensation for the year or $11,000 ($12,000 if over age 50) in 2002, as adjusted by the Internal Revenue Service for changes in the cost-of-living pursuant to Section 402(g)(5) of the Internal Revenue Code. Each participant may also contribute up to 10 percent of total compensation on an after-tax basis. The combined pretax and after-tax contributions cannot exceed the Plan's limitations. Participants are at all times fully vested in their contributions and the appreciation or depreciation thereon.

PARTICIPANT LOANS

                  Plan participants may borrow Plan assets up to a maximum of the lesser of $50,000 or 50 percent of their vested account balance in the Plan. Loans are repaid in level installments through payroll deductions for periods ranging up to five years for a general purpose loan, or up to 15 years for the purchase of a primary residence. The loans are secured by the participant's account to the extent of the principal amount of the loan plus accrued interest.

TERMINATION OF THE PLAN

                  Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of Plan termination, participants will become 100 percent vested in their accounts.

                                ATGI 401(k) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

INVESTMENT OF FUNDS

                  There are fourteen funds in which participants can invest contributions and in which other amounts are credited to participants' accounts as of December 31, 2002:

         ATGI Stock Fund - A fund that invests solely in the common stock of Alpha Technologies Group, Inc.

         SSga Stable Value Fund - State Street Global Advisors fund that invests in investment contracts held at book value and high quality short term products. The fund seeks preserved principal while maintaining a rate of return comparable to other similar fixed income investments without market fluctuations.

         PIMCO Total Return Fund - Pacific Investment Management Series fund that invests in investment grade intermediate maturity fixed income securities. The fund seeks maximum total return, consistent with preservation of capital and prudent investment management.

         Dreyfus LifeTime Growth and Income Fund - Dreyfus LifeTime Portfolios, Inc. fund that invests in a mix of stocks and bonds. Typical mix is 80% in stocks and 20% in investment grade bonds. The fund seeks to maximize total return (capital appreciation plus current income).

         Dreyfus LifeTime Growth Fund - Dreyfus LifeTime Portfolios, Inc. fund that invests in a mix of stocks and bonds. Typical mix is 50% in stocks and 50% in investment grade bonds. The fund seeks capital appreciation.

         SSga Life Solutions Growth Fund - State Street Global Advisors fund whose asset allocation is expected to be approximately 20% U.S. fixed income securities, 65% U.S. stocks and 15% foreign stocks. The fund seeks to provide capital appreciation.

         SSga S&P 500 Index Fund - State Street Global Advisors fund which invests in individual common stocks in identical proportions to the Standard & Poors 500 Index. The fund seeks to provide returns that correspond to the total return of U.S. common stocks as represented by the Standard & Poors 500 Index.

         Alliance Growth and Income Fund - Alliance Capital Management L.P. fund which primarily invests in dividend-paying common stock of large, well established. "blue chip" companies. The fund seeks to provide income and capital appreciation. The fund can invest in foreign securities and may also include certain types of investment derivatives such as options, futures and swaps.

         Federated Capital Appreciation Fund - Federated Securities Corporation fund which invest primarily in mid or large cap equity securities. The fund seeks capital appreciation.

         Strong Opportunities Fund - Strong Capital Management, Inc. fund that is primarily comprised of mid-sized companies that are selling at discounts to their private market value with excellent growth characteristics. The fund seeks capital growth with emphasis on medium-sized companies that managers believe are under-researched and attractively valued.

         Alger Mid Cap Growth Institutional Fund - Fred Alger & Company, Incorporated fund which invests primarily in equity securities of companies having market capitalizations, at the time of purchase, within the range of companies in the S&P MidCap 400 Index. The fund seeks long-term capital appreciation by investing primarily in mid-size companies which offer promising growth potential.

         Putnam International Growth Fund - Putnam Investments fund that invests in mid and large-cap international companies combining both value and growth styles of investing. The fund seeks capital appreciation.

         Franklin Balance Sheet Investment Fund - Franklin Templeton Investments fund which invests primarily in securities of companies that Fund managers believe are undervalued at time of purchase but have potential for significant capital appreciation. The fund seeks high total return, of which capital appreciation and income are components.

         Scudder Small Cap Fund - Scudder Investments fund that under normal circumstances invests at least 80% of its total assets in the equity securities of U.S. smaller capitalization companies. The fund seeks capital growth.

                                ATGI 401(k) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

                  The financial statements of the Plan have been prepared on the accrual basis of accounting, using accounting principles generally accepted in the United States of America.

ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

                  The Plan provides for various investments in common stock and separate accounts. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility risk. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term.

ADMINISTRATIVE EXPENSES

                  Administrative expenses of the Plan are paid by the Plan.

INVESTMENTS

                  Investments are carried at current market value based upon prevailing market prices. Loans to participants are carried at cost plus accrued interest, which approximates fair value.

                  Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

INCOME TAXES

                  The Plan obtained its latest determination letter on May 3, 2002 in which the Internal Revenue Service stated that the Plan was in compliance with the applicable requirements of the Internal Revenue Code. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

                                ATGI 401(k) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

NOTE 3 - INVESTMENTS

         During the year ended December 31, 2002, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value as follows:

ATGI Stock Fund                                                 $   (515,943)
Alliance Growth and Income Fund                                     (217,660)
Federated Capital Appreciation Fund                                 (154,809)
SSga S&P 500 Index Fund                                             (139,302)
Alger Mid Cap Growth Institutional Fund                             (125,859)
Janus Account                                                        (27,879)
Fidelity Advisor Growth Opportunities Account                        (24,206)
PBHG Growth Account                                                  (17,246)
Franklin Balance Sheet Investment Fund                               (15,589)
S & P 500 Index Fund                                                  (8,984)
Strong Opportunities Fund                                             (5,419)
Dreyfus LifeTime Growth Fund                                          (3,904)
Dreyfus LifeTime Growth and Income Fund                               (2,875)
SSga Life Solutions Growth Fund                                       (2,052)
Scudder Small Cap Fund                                                (1,979)
Putnam International Growth Fund                                      (1,405)
PIMCO Total Return Fund                                               (1,401)
American Century Vista Account                                           767
SSga Stable Value Fund                                               112,196
                                                                ------------
                                                                $ (1,153,548)
                                                                ============

         Investments that represent 5 percent or more of the Plan's net assets at December 31, 2002 and 2001 are separately identified below:

                                                                                        Market or Contract Value
                                                                                        ------------------------
         Identity of Party Involved                         Description                    2002           2001
         --------------------------                         -----------                 ---------      ---------
Guaranteed Long Term Fund                        Fixed-income                                         $3,141,322
Fidelity Advisor Growth Opportunities Account    Capital appreciation                                  1,004,491
Janus AccountFund                                Capital appreciation                                    963,224
S&P 500 Index                                    Pooled stock market index                               826,261
ATGI Stock Fund                                  Equity securities                                       738,526
PBHG Growth Account                              Capital appreciation                                    394,019
SSga Stable Value Fund                           Fixed-income                          $3,079,567
Federated Capital Appreciation Fund              Capital appreciation                     613,882
Alliance Growth and Income Fund                  Income and capital appreciation          596,320
SSga S&P 500 Index Fund                          Pooled stock market index account        514,447
PIMCO Total Return Fund                          Fixed-income                             311,874
Alger Mid Cap Growth Institutional Fund          Capital appreciation                     275,653

NOTE 4 - CONTRACT WITH INSURANCE COMPANY

         The Plan held a deposit administration contract with CIGNA for the plan year ended December 31, 2001. The Guaranteed Long-Term (GLT) Fund and the Guaranteed Short-Term Securities (GST) Fund are unallocated funds. The GLT Fund maintained a variable annualized rate, which was 5.35 at December 31, 2001. The GST Fund maintained a variable monthly rate, which was 1.95 percent annualized at December 31, 2001.

                                ATGI 401(k) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

NOTE 5 - PLAN AMENDMENT

         Effective January 15, 2002, the investment custodian, Cigna Retirement & Investment Services, was replaced by ADP, Inc. and the trustee of the Plan was replaced by JP Morgan Chase Bank.

         Effective February 14, 2001, the Plan was amended to adopt the CIGNA prototype plan. In order to adopt the CIGNA prototype plan, the Company was required to make several modifications and at the same time elected to make several enhancements to the Plan. The modifications and enhancements included:

         -    Deletion of the minimum suspension period.

         - Allocation of employer contributions to each participant who is a participant on any day of the contribution period regardless of hours of service (effective retroactive to January 1, 2001).

         - Allocation of annual non-elective, annual matching and/or additional matching contributions made by the employer will not be made to participants who terminate employment during the plan year, are credited with less than 501 hours of service during the plan year, and are not employed on the last day of the plan year.

         - All employers under the controlled group (current and future) are required to become an adopting employer in the Plan.

         - To comply with only IRS safe harbor determinations for serious financial hardship withdrawals.

         - To allow participants to transfer funds between investment accounts on a daily basis.

         - To include "rule of parity" (hours of service) provisions for years of service prior to a break in service.

         - To allow withdrawal of vested matching/non-elective contributions upon attainment of age 59-1/2.

         - To allow non-5% owner participants to defer payment of minimum required distributions until the April 1st following the calendar year in which they terminate/retire from employment with the employer.

         - To provide that the elective deferral upon which matching contributions are made by the employer, as determined by the Board of Directors in advance on an annual basis, shall not exceed 3% of the participant's compensation for the contribution period.

                                ATGI 401(k) PLAN
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2002

NOTE 6 - PARTIAL TERMINATION

         The Company experienced a 11.0 and 28.7 percent reduction in eligible participants during the plan years ended December 31, 2002 and 2001, respectively. Reductions were primarily due to reductions in workforce due to economic conditions, and reorganization of the Company and its subsidiaries. Pursuant to Internal Revenue Code Section 411(d)(3), the affected participants became 100 percent vested in their account balances.

NOTE 7 - PARTY-IN-INTEREST TRANSACTIONS

         The Plan invests in shares of common stock of the Company. As the Company is the sponsor of the Plan, these transactions qualify as party-in-interest transactions. In addition, the Plan invested in shares of separate accounts of CIGNA. As CIGNA was the custodian of the Plan, these transactions qualify as party-in-interest transactions. Participant loans are with employees of the Company, as such, these transactions qualify as party-in-interest transactions.

                                ATGI 401(k) PLAN
                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2002
                                EIN # 76-0079338
                                    PLAN #001

                                                                      (c)
   (a)                        (b)                              DESCRIPTION OF INVESTMENT
PARTY -IN      IDENTITY OF ISSUE, BORROWER, LESSOR     INCLUDING MATURITY DATE, RATE OF INTEREST      (d)          (e)
 INTEREST               OR SIMILAR PARTY                   COLLATERAL, PAR OR MATURITY VALUE          COST    CURRENT VALUE
---------      -----------------------------------     -----------------------------------------      ----    -------------
               State Street Global Advisors            SSgA Stable Value Fund                          **      $ 3,079,567
               Federated Securities Corporation        Federated Capital Appreciation Fund             **          613,882
               Alliance Capital Management L.P.        Alliance Growth and Income Fund                 **          596,320
               State Street Global Advisors            SSga S&P 500 Index Fund                         **          514,447
               PIMCO Funds Distributors LLC            PIMCO Total Return Fund                         **          311,874
               Fred Alger & Company, Incorporated      Alger Mid Cap Growth Institutional Fund         **          275,653
    *          Alpha Technologies Group, Inc.          ATGI Stock Fund                                 **          193,388
               Franklin Templeton Investments          Franklin Balance Sheet Investment Fund          **           61,202
               Putnam Investments                      Putnam International Growth Fund                **           35,328
               Dreyfus LifeTime Portfolios, Inc.       Dreyfus LifeTime Growth and Income Fund         **           30,058
               Strong Capital Management, Inc.         Strong Opportunities Fund                       **           26,523
               Dreyfus LifeTime Portfolios, Inc.       Dreyfus LifeTime Growth Fund                    **           24,721
               State Street Global Advisors            SSga Life Solutions Growth Fund                 **           15,394
               Scudder Investments                     Scudder Small Cap Fund                          **           12,601
    *          Plan Participants                       Loans against vested account balance, due
                                                       in monthly installments through 2017 with
                                                       interest at rates ranging from 5.25% to
                                                       10.5%                                           **          269,273
                                                                                                               -----------
                                                                                                               $ 6,060,231
                                                                                                               ===========

* A party-in-interest as defined by ERISA.

** Cost information is not required for participant directed investments and is therefore omitted.

                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-11627, No. 33-17359, No. 33-20706, No. 33-29636, No. 333-03001, No. 33-48663,
and No. 333-61708 all on Forms S-8, and No. 333-10311 and No. 333-85956 on Forms S-3 of Alpha Technologies Group, Inc. of our report dated June 20, 2003 appearing in this Annual Report on Form 11K of the ATGI 401(k) Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 27, 2003

                                                                    Exhibit 23.2

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 11-K, into the Company's Form S-8 Registration Statements filed on June 23, 1986 (Reg. No. 33-06695); January 29, 1987 (Reg. No. 33-11627); September 28, 1987 (Reg. No.
33-17359); March 17, 1988 (Reg. No. 33-20706); June 30, 1989 (Reg. No.
33-29636); June 23, 1992 (Reg. No. 33-48663); April 30, 1996 (Reg. No.
333-03001); and May 25, 2001 (Reg. No. 333-61708); and S-3 Registration
Statement filed on August 16, 1996 (Reg. No. 333-10311).

/s/ Melton & Melton, LLP
Houston, Texas
June 24, 2003

                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with this Annual Report on Form 11-K of the ATGI 401(k) Plan (the "Plan") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, James J. Polakiewicz, Administrator of the Plan, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.





/s/ James J. Polakiewicz
-------------------------
James J. Polakiewicz
Administrator of the Plan
June 27, 2003

         A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.